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Exhibit 99.1

                            INGEN TECHNOLOGIES, INC.

                              DIRECTORS' RESOLUTION

                                     2007.12

      BE IT KNOWN THAT, on the 16th day of August, 2007, at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and approved upon motion duly made and seconded:

      Authority is granted for entry into the following agreement as transmitted under separate cover to the Board:

MedOx Corporation and Ingen Technologies, Inc. (for services related to Oxyview(TM) and OxyAlert(TM))

      An 8-K shall be filed upon certification of this Resolution (including 2007.11 as well), with the above contract and the ISG contract attached, as edited for confidential treatment as determined by management and counsel in accordance with SEC Rule 24B-2.

                           CERTIFICATION BY SECRETARY

      I am the Secretary of Ingen Technologies, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on August 16, 2007 in accordance with the provisions of our Bylaws.

      IN WITNESS WHEREOF, I have this 16th day of August, 2007 subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).




-----------------------------------
Secretary of Corporation


                           WAIVER OF NOTICE (2007.12)

      The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors' meeting held on August 16, 2007. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.


/s/ Scott R. Sand                            /s/ Curt Miedema
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Scott R. Sand                                Curt Miedema


/s/ Chris Wirth                              /s/ Yong Sin Khoo
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Chris Wirth                                  Yong Sin Khoo


/s/ Stephen O'Hara                           /s/ John Finazzo
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Stephen O'Hara                               John Finazzo